LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

$ [527,987,000] LEHMAN XS TRUST, SERIES 2007-17H SENIOR/SUBORDINATE CERTIFICATES

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

U.S. Bank National Association
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated July 11, 2007 and the prospectus dated August 16, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.
Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated July 11, 2007 and the prospectus dated August 16, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Bond Summary

Class	Approximate Size ($) (1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx Initial Credit Support (4)	Principal Type	Interest Accrual Convention	Delay
A1	[$527,987,000]	1mL + [ ]	[2.66 / 2.89]	[1 - 96 / 1 - 223]	[25.00%]	Super Senior Floater	Actual / 360	0 day
A2(6)	[$46,313,000]	1mL + [ ]	[2.66 / 2.89]	[1 - 96 / 1 - 223]	[18.42%]	Senior Support Floater	Actual / 360	0 day
AIO(6)	[$527,987,000](5)	[ ]	N/A	N/A	N/A	Interest Only	30 / 360	24 day
M1(6)	[$23,800,000]	1mL + [ ]	[5.30 / 5.89]	[40 - 96 / 40 - 187]	[15.04%]	Sub PT	Actual / 360	0 day
M2 (6)	[$23,100,000]	1mL + [ ]	[5.28 / 5.85]	[39 - 96 / 39 - 179]	[11.76%]	Sub PT	Actual / 360	0 day
M3 (6)	[$8,400,000]	1mL + [ ]	[5.27 / 5.82]	[39 - 96 / 39 - 170]	[10.57%]	Sub PT	Actual / 360	0 day
M4 (6)	[$9,800,000]	1mL + [ ]	[5.26 / 5.80]	[38 - 96 / 38 - 166]	[9.17%]	Sub PT	Actual / 360	0 day
M5 (6)	[$7,700,000]	1mL + [ ]	[5.25 / 5.78]	[38 - 96 / 38 - 161]	[8.08%]	Sub PT	Actual / 360	0 day
M6 (6)	[$7,000,000]	1mL + [ ]	[5.25 / 5.76]	[38 - 96 / 38 - 156]	[7.09%]	Sub PT	Actual / 360	0 day
M7 (6)	[$5,600,000]	1mL + [ ]	[5.25 / 5.74]	[38 - 96 / 38 - 151]	[6.29%]	Sub PT	Actual / 360	0 day
M8 (6)	[$13,300,000]	1mL + [ ]	[5.25 / 5.69]	[37 - 96 / 37 - 146]	[4.40%]	Sub PT	Actual / 360	0 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the applicable Net Funds Cap, as described on page 16. One Month LIBOR (“1mL”) for the Certificates (other than the Class AIO Certificates) for the first accrual period will be determined two business days prior to the Closing Date. The spread on the Senior Certificates (other than the Class AIO Certificates) will increase to 2.0 times the initial margin for such certificates on each Distribution Date occurring after the distribution date on which the 10% Clean-up Call may be exercised. The spread on the Subordinate Certificates will increase to 1.5 times the initial margin for such certificates on each Distribution Date occurring after the distribution date on which the 10% Clean-up Call may be exercised. The Class AIO Certificates will accrue interest at [1.75]% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (the number of months between the first and last principal payment received) assume prepayments occur at the Pricing Speed and the certificates pay on the 25th of each month beginning in October 2007. The WAL to Call assumes the 10% Clean-up Call is exercised on the first eligible Distribution Date.

(4.)
The initial O/C amount on the Closing Date will equal approximately [4.40%] of the Cut-Off Date collateral balance. Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The O/C Target is [4.40%] of the Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)
The Class AIO Certificates will be interest only certificates; such class will not be entitled to payments of principal and will accrue interest on its notional balance, which is based on the principal balance of the Class A1 Certificates. After the distribution date in July 2012, the Class AIO Certificates will no longer be entitled to receive distributions of any kind.

(6.)	Not offered under this term sheet.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Transaction Overview

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	25% CPR

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, hybrid adjustable and fixed rate, fully amortizing residential mortgage loans having a total principal balance of approximately $703,984,746 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 21-35 of this term sheet, subject to a permitted variance of ±5% in the aggregate.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. The initial O/C amount on the Closing Date will equal approximately [4.40%] of the Cut-Off Date collateral balance, and the level will be subject to the OC Target (as defined herein) in future periods. Rating levels are subject to final approval.

Losses that otherwise would be allocated to Class A1 Certificates will be allocated instead to the Class A2 Certificates until such class has been reduced to zero. The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	Class A1 Certificates are expected to be rated [AAA/Aaa] by two rating agencies.

Issuing Entity:	Lehman XS Trust, 2007-17H (the “Trust”)

Closing Date:	September 28, 2007

Cut-Off Date:	September 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, on the next succeeding business day, beginning in October 25, 2007.

Servicing Fee:
All of the Mortgage Loans have a servicing fee of 0.250% per annum, and approximately 77.55% of the Mortgage Loans step-up 0.125% per annum to a rate of 0.375% per annum after the first rate reset date.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers)

Servicers:	Aurora Loan Services LLC (an affiliate of Lehman Brothers) will service all of the Mortgage Loans.

Originators:	Lehman Brothers Bank, FSB, originated all of the Mortgage Loans.

Senior Certificates:	Class A1, Class A2, and Class AIO Certificates

Subordinate Certificates:	Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, and Class M8 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

Insured Certificates:	Class A1 Certificates

Certificate Insurer:	[Ambac Assurance Corporation] will provide a certificate guaranty insurance policy (the “Policy”) for the Class A1 Certificates (the “Insured Certificates”).

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The Policy:
The Policy will unconditionally and irrevocably guarantee payment of (i) the outstanding Class Principal Balances of the Insured Certificates on their final maturity date, (ii) the amount of any Realized Losses allocated to the Insured Certificates and (iii) accrued and unpaid interest calculated at the related Interest Rate due on the Insured Certificates, subject to certain terms and conditions set forth in the Policy. The Policy will not provide credit enhancement for any class of certificates other than the Insured Certificates.

On each Distribution Date, the Trustee will calculate to what extent the funds available to make the distributions of principal and interest are insufficient to distribute the amounts due on the Insured Certificates. If an insufficiency exists and it is covered by the Policy, then the Trustee will make a draw on the Policy.

If for any reason the Certificate Insurer does not make the payments required under the Policy, the holders of the Insured Certificates will rely on the Mortgage Loans for their distributions of interest and principal, and certificateholders may suffer a loss.

The Policy does not cover Basis Risk Shortfalls or shortfalls in interest collections on the Mortgage Loans that are attributable to prepayment interest shortfalls or the application of the Servicemembers Civil Relief Act.

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements subject to Title I of ERISA or section 4975 of the Code, subject to certain conditions. Prior to the termination of the Interest Rate Cap Agreement and the Interest Rate Swap Agreement, the Senior Certificates (other than the Class AIO Certificates) may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for exemptive relief under an administrative or statutory exemption. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the applicable Net Funds Cap (as defined below). The Interest Rate for the Class AIO Certificates will be equal to the rate described on page 3. After the distribution date in July 2012, the Class AIO Certificates will no longer be entitled to receive distributions of any kind.

Interest Rate Swap:
An interest rate swap will be purchased for the Trust for the benefit of the Class A1 Certificates. Proceeds derived from the interest rate swap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay any Deferred Amounts, and any applicable interest accrued on such amounts, as further described below.

The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 14 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the interest rate swap.

Interest Rate Cap:
An interest rate cap will be purchased for the Trust for the benefit of the Class A1 Certificates. Proceeds derived from the interest rate cap will be applied to pay interest certain shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

The [sixty] month interest rate cap will have a strike rate as set forth in the table on pages 11 - 12 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Legal Final Maturity:	October 25, 2037

Clean-up Call:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)	To the Class A1 and Class A2 Certificates, pro rata based on their respective class principal amounts, until each such class has been reduced to zero;

3)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy.

4)
All remaining amounts will be allocated to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, and Class M8 Certificates, sequentially and in that order, until each such class has been reduced to zero;

5)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the Principal Distribution Amount will be paid in the following order of priority:

1)
For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty pursuant to the Interest Rate Swap Agreement for the related Distribution Date (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to “Interest Payment Priority” below);

2)
All amounts will be allocated to the Senior Certificates (other than the Class AIO Certificates), to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class AIO Certificates) until the credit enhancement behind the aggregate Senior Certificates (other than the Class AIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

3)	To the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer with respect to draws made under the Policy.

4)
All remaining amounts will be allocated to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, and Class M8 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

5)	For application as part of Monthly Excess Cashflow for such Distribution Date.

The “Principal Distribution Amount” for any Distribution Date is an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

The “Overcollaterlization Release Amount” for any Distribution Date is an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the OC Target (as defined below).

The ‘‘Principal Remittance Amount’’ for any Distribution Date will be equal to (a) the sum of (1) all principal collected or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the related Servicer or the Master Servicer (less related unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to principal), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period (less unrelated unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee (solely in its capacity as successor Master Servicer) with respect to such Mortgage Loans, to the extent allocable to principal), (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loans during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, minus (b) a portion of any other costs, expenses or liabilities reimbursable to the Master Servicer, a Servicer or the Trustee which have not been reimbursed from the Interest Remittance Amount, but, in the case of the Trustee, subject to an annual ceiling limitation set forth in the trust agreement.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the applicable Net Funds Cap (as defined below). The Interest Rate for the Class AIO Certificates will equal to the rate set on page 3. Interest for the Senior Certificates (other than the Class AIO Certificates) and Subordinate Certificates will be calculated on an Actual/360 basis. Interest for the Class AIO Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Senior Certificates (other than the Class AIO Certificates) and the Subordinate Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on September 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Class AIO Certificates will be the calendar month immediately preceding the related Distribution Date..

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees, if applicable;

(2)	To the Certificate Insurer, the aggregate certificate insurance premium (together with interest thereon) for the Insured Certificates for such Distribution Date;

(3)	For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;

(4)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due;

(5)	To pay, concurrently pro-rata, based on amounts due, to the Certificate Insurer, any unreimbursed insured payments with respect to the Insured Certificates, together with interest thereon;

(6)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially, in order of seniority;

(7)
Any interest remaining from interest remittance will be deemed “Monthly Excess Interest” and, together with amounts remaining from the principal remittance amount after the application of the priorities set forth above under “Principal Payment Priority”, “ Cap Payment Priority” and “Swap Payment Priority” will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent not paid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To pay to the Senior Certificates (other than the Class AIO Certificates), in proportion to the aggregate Class Principal Amount of the Senior Certificates (other than the Class AIO Certificates), after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class has been reduced to zero;

vi)	To pay concurrently, to the Senior Certificates (other than the Class AIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts;

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

vii)
To the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, and Class M8 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

viii)
Concurrently, on a pro rata basis, to the Senior Certificates (other than the Class AIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

ix)	To the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, and Class M8 Certificates, sequentially and in that order any Deferred Amounts;

x)	To pay the holder of the Class X Certificates in accordance with the trust agreement; and

xi)	To the Class R Certificates, any remaining amounts.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap Agreement

An Interest Rate Cap will be purchased for the Trust for the benefit of the Class A1 Certificates. Proceeds derived from the Interest Rate Cap will be applied to pay certain interest shortfalls, cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, maintain overcollateralization and pay Deferred Amounts, and any applicable interest accrued on such amounts, as applicable, as further described below. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.20]% per annum, “the strike rate”. On each Distribution Date, the Class A1 Certificates will be entitled to receive amounts based on a scheduled notional balance below, up to but not exceeding the Class Principal Amount of the Class A1 Certificates.

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	0.00	32	60,243,942.91
2	0.00	33	59,595,869.81
3	0.00	34	58,881,776.73
4	0.00	35	58,078,488.00
5	0.00	36	57,272,101.48
6	0.00	37	56,456,868.26
7	0.00	38	55,611,087.08
8	0.00	39	54,738,739.61
9	0.00	40	53,843,525.36
10	0.00	41	52,928,878.35
11	0.00	42	51,997,983.22
12	0.00	43	51,053,790.16
13	26,344,372.71	44	50,099,029.21
14	27,437,947.75	45	49,136,223.66
15	28,407,887.87	46	48,167,702.71
16	29,262,119.57	47	47,195,613.48
17	30,008,140.63	48	46,221,932.27
18	30,653,041.41	49	45,248,475.23
19	31,203,525.26	50	44,276,908.44
20	31,665,927.83	51	43,308,757.37
21	32,017,642.47	52	42,345,415.86
22	32,321,233.41	53	41,388,154.55
23	32,553,787.50	54	40,438,128.79
24	32,631,676.52	55	39,496,386.25
25	62,854,486.04	56	38,447,521.19
26	62,738,737.70	57	37,363,351.75
27	62,523,909.44	58	34,223,190.64
28	62,218,540.81	59	16,144,203.29
29	61,830,624.07	60	8,317,507.09
30	61,367,635.40	61 and thereafter	0.00
31	60,836,564.57

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Class A1 Certificates, or, in certain cases, the Class X Certificates. The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Cap Payment Priority

Amounts in the Cap Account will be distributed as follows:

1) to the Class A1 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount to such remaining amounts;

2) to the Class A1 Certificates, an amount needed to maintain the target overcollateralization amount to the extent unpaid pursuant to Principal Payment Priority above;

3) to the Class A1 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid to such amounts;

4) to the Class A1 Certificates, Deferred Amounts and interest on such Deferred Amounts, to such Deferred Amounts;

5) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (2) and (4) of Cap Payment Priority above and clauses (4) and (6) of Swap Payment Priority below shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [sixty] month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”). The Swap Agreement will be purchased for the benefit of the Class A1 Certificates.

Period	Approximate Notional Balance ($)	Strike Rate (%)	Period	Approximate Notional Balance ($)	Strike Rate (%)
1	0.00	5.231	32	111,634,810.00	4.952
2	509,285,876.00	5.284	33	106,186,902.00	4.969
3	491,245,042.00	5.316	34	100,976,802.00	4.986
4	473,842,654.00	4.996	35	95,947,568.00	5.004
5	457,056,137.00	4.781	36	91,223,906.00	5.021
6	440,863,710.00	4.628	37	86,771,468.00	5.039
7	425,244,366.00	4.603	38	82,536,200.00	5.058
8	410,177,837.00	4.551	39	78,507,515.00	5.076
9	395,644,574.00	4.501	40	74,675,342.00	5.094
10	381,625,717.00	4.485	41	71,030,102.00	5.112
11	368,103,072.00	4.467	42	67,562,680.00	5.129
12	355,059,092.00	4.449	43	64,264,409.00	5.145
13	316,132,473.00	4.443	44	61,127,040.00	5.162
14	302,902,054.00	4.446	45	58,142,729.00	5.177
15	290,224,919.00	4.451	46	55,304,014.00	5.192
16	278,077,945.00	4.469	47	52,603,795.00	5.207
17	266,438,974.00	4.491	48	50,035,320.00	5.221
18	255,286,774.00	4.514	49	47,592,164.00	5.237
19	244,601,000.00	4.549	50	45,268,218.00	5.256
20	234,362,156.00	4.582	51	43,057,667.00	5.275
21	224,351,208.00	4.615	52	40,954,982.00	5.292
22	214,959,314.00	4.653	53	38,954,904.00	5.308
23	205,960,270.00	4.687	54	37,052,427.00	5.322
24	196,802,913.00	4.721	55	35,242,793.00	5.336
25	158,445,684.00	4.753	56	33,420,335.00	5.348
26	150,715,074.00	4.782	57	31,648,604.00	5.359
27	143,361,415.00	4.819	58	28,257,074.00	5.368
28	136,366,335.00	4.882	59	12,997,151.00	5.377
29	129,712,358.00	4.899	60	6,530,883.00	5.384
30	123,382,860.00	4.917	61 and thereafter	0.00	0.000
31	117,362,025.00	4.934

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority
Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Class A1 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and the Interest Rate Cap, to such remaining amounts;

4) to the Class A1 Certificates, an amount needed to maintain the target overcollateralization amount to the extent unpaid after distributions pursuant to clause (2) of Cap Payment Priority above;

5) to the Class A1 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid after distributions pursuant to clause (3) of Cap Payment Priority above, to such remaining amounts;

6) to the Class A1 Certificates, Deferred Amounts and interest thereon after distributions pursuant to clause (4) of Cap Payment Priority above, to such amounts;

7) if applicable, for application to the purchase of a replacement Swap Agreement;

8) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

9) to the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (4) and (6) of Swap Payment Priority above and clauses (2) and (4) of Cap Payment Priority above shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

The “Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount or Notional Amount of that class.

Carryforward Interest

The “Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and the Class A1 Certificates will be an annual rate equal to a fraction, expressed as a percentage, (A) the numerator of which is the product of (1) the excess, if any, of (x) the Interest Remittance Amount (as defined below) for such date over (y) the sum of (i) the Certificate Insurer premium due to the Certificate Insurer for such date, (ii) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date minus (B) the Interest Rate for the Class AIO Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Net Funds Cap” for each Distribution Date and each class of certificates (other than the Class A1 and Class AIO Certificates) will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Interest Remittance Amount (as defined below) for such date over (y) the sum of (i) the Certificate Insurer premium due to the Certificate Insurer for such date and (ii) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the servicing fee rate.

Basis Risk Shortfall

The “Basis Risk Shortfall” with respect to any Class of Certificates (other than the Class AIO Certificates) and each Distribution Date will be the excess of (a) the amount of interest payable to a Class of Certificates (other than the Class AIO Certificates), as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates (other than the Class AIO Certificates) on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

October 2010 to October 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

October 2011 to October 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

October 2012 to October 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

October 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance of the Mortgage Loans..

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein, prior to giving effect to any principal payments on the Certificates) is greater than or equal to approximately [36.84%] (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which the pool balance exceeds the aggregate Class Principal Amount of the Certificates after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Other Definitions (continued)

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class AIO Certificates), on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amounts of the Class A1 Certificates will first reduce the principal amount of the Class A2 Certificates until reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class M8 Certificates, Class M7 Certificates, Class M6 Certificates, Class M5 Certificates, Class M4 Certificates, the Class M3 Certificates, the Class M2 Certificates, the Class M1 Certificates and then the Senior Certificates (other than the Class AIO Certificates, pro-rata based on Class Principal Amounts) have been reduced to zero provided, however, that losses that would otherwise reduce the principal amounts of the Class A1 Certificates will first reduce the principal amount of the Class A2 Certificates until reduced to zero..

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [4.40]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [4.40]% of the aggregate pool balance as of the Cut-off Date and (b) the product of [8.80]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320
	Mayur Madkaikar	(212) 526-8320
	Bassel Kikano	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

LXS 2007-17H Collateral Summary*
Total Number of Loans	3,254	Occupancy Status
Total Outstanding Loan Balance	$ 703,984,746	Primary Home	58.92% ± 1.00%
Average Loan Principal Balance	$ 216,344 ± 3.00%	Investment	34.54% ± 1.00%
Percentage of Loans with Prepayment Penalties	60.47% ± 1.00%	Second Home	6.54% ± 1.00%
Weighted Average Coupon	9.118% ± 0.050%
Non-Zero Weighted Average Margin	2.511% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1	Geographic Distribution
Weighted Average Remaining Term (mo.)	358 ± 1	(Other states account individually for less than
Weighted Average Loan Age (mo.)	2 ± 1	5% of the Cut-off Date principal balance.)
Weighted Average Original LTV	97.42% ± 1.00%	CA	12.23% ± 1.50%
Original LTV > 80 and no MI (whole pool)	100.00% ± 0.20%	FL	11.35% ± 1.50%
Weighted Average FICO	721 ± 2	IL	6.99% ± 1.50%
		TX	5.53% ± 1.50%
Prepayment Penalty (years)
None	39.53% ± 1.00%
0.001 - 1.000	7.63% ± 1.00%
1.001 - 2.000	0.07% ± 1.00%	Lien Position
2.001 - 3.000	52.77% ± 1.00%	First	100.00%

* The Mortgage Loan data is shown herein as of the applicable Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	35	$1,480,561.78	0.21%
50,000.01 to 100,000.00	380	30,133,737.68	4.28
100,000.01 to 150,000.00	592	75,769,847.60	10.76
150,000.01 to 200,000.00	588	102,887,082.48	14.61
200,000.01 to 250,000.00	541	122,037,407.62	17.34
250,000.01 to 300,000.00	426	117,442,053.00	16.68
300,000.01 to 350,000.00	298	96,943,200.98	13.77
350,000.01 to 400,000.00	264	99,068,679.13	14.07
400,000.01 to 450,000.00	86	35,736,670.84	5.08
450,000.01 to 500,000.00	26	12,503,414.12	1.78
500,000.01 to 550,000.00	10	5,233,317.13	0.74
550,000.01 to 600,000.00	5	2,883,455.75	0.41
600,000.01 to 650,000.00	3	1,865,318.00	0.26
Total:	3,254	$703,984,746.11	100.00%

Minimum: $31,037
Maximum: $650,000
Average:  $216,344

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.501 to 6.000	1	$225,900.00	0.03%
6.001 to 6.500	1	376,949.04	0.05
6.501 to 7.000	7	1,778,545.38	0.25
7.001 to 7.500	71	18,519,162.78	2.63
7.501 to 8.000	305	73,789,772.92	10.48
8.001 to 8.500	496	109,697,262.58	15.58
8.501 to 9.000	788	171,323,989.06	24.34
9.001 to 9.500	530	108,935,594.49	15.47
9.501 to 10.000	472	95,000,986.99	13.49
10.001 to 10.500	185	39,112,700.48	5.56
10.501 to 11.000	232	47,925,925.04	6.81
11.001 to 11.500	117	25,710,403.82	3.65
11.501 to 12.000	49	11,587,553.53	1.65
Total:	3,254	$703,984,746.11	100.00%

Minimum:  6.000%
Maximum: 12.000%
Weighted Average: 9.118%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
171 to 180	6	$910,177.00	0.13%
301 to 360	3,248	703,074,569.11	99.87
Total:	3,254	$703,984,746.11	100.00%
Minimum: 180 Maximum: 360 Weighted Average: 360
Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Less than or equal to 180	6	$910,177.00	0.13%
241 to 360	3,248	703,074,569.11	99.87
Total:	3,254	$703,984,746.11	100.00%
Minimum: 173 Maximum: 360 Weighted Average: 358
Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	512	$113,764,379.00	16.16%
1 to 12	2,740	589,868,067.23	83.79
13 to 24	2	352,299.88	0.05
Total:	3,254	$703,984,746.11	100.00%

Minimum:    0
Maximum:   15
Weighted Average: 2

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
80.01 to 90.00	466	$101,494,904.64	14.42%
90.01 to 100.00	2,788	602,489,841.47	85.58
Total:	3,254	$703,984,746.11	100.00%
Minimum: 80.01% Maximum: 100.00% Weighted Average: 97.42%

Combined Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
80.01 to 85.00	75	$17,227,028.55	2.45%
85.01 to 90.00	391	84,267,876.09	11.97
90.01 to 95.00	700	133,821,938.03	19.01
95.01 to 100.00	2,088	468,667,903.44	66.57
Total:	3,254	$703,984,746.11	100.00%
Minimum: 80.01% Maximum: 100.00% Weighted Average: 97.42%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
621 to 640	7	$1,514,026.34	0.22%
641 to 660	134	31,800,180.08	4.52
661 to 680	303	77,189,523.55	10.96
681 to 700	658	146,687,956.60	20.84
701 to 720	490	107,958,926.68	15.34
721 to 740	556	114,927,466.11	16.33
741 to 760	428	86,922,648.02	12.35
761 to 780	353	71,382,227.18	10.14
781 to 800	238	48,733,145.10	6.92
801 to 820	85	16,332,646.45	2.32
821 to 840	1	171,000.00	0.02
881 to 900	1	365,000.00	0.05
Total:	3,254	$703,984,746.11	100.00%
Minimum: Maximum: Weighted Average:	640 900 721

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	2,723	$578,861,882.82	82.23%
Cash Out Refinance	352	83,556,176.97	11.87
Rate/Term Refinance	179	41,566,686.32	5.90
Total:	3,254	$703,984,746.11	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	2,075	$419,088,343.37	59.53%
Planned Unit Development	650	151,510,627.55	21.52
Two-to-Four Family	381	97,892,465.93	13.91
Condominium	147	35,325,404.55	5.02
Townhouse	1	167,904.71	0.02
Total:	3,254	$703,984,746.11	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	273	$86,103,170.43	12.23%
FL	342	79,895,170.45	11.35
IL	207	49,187,594.60	6.99
TX	263	38,908,864.86	5.53
AZ	141	33,248,770.67	4.72
NV	113	31,283,213.38	4.44
CO	158	30,664,136.74	4.36
UT	127	29,062,248.67	4.13
VA	129	27,524,231.09	3.91
NJ	83	26,169,123.18	3.72
Other	1,418	271,938,222.04	38.63
Total:	3,254	$703,984,746.11	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,238	$221,605,144.76	31.48%
60	52	12,590,873.20	1.79
120	1,964	469,788,728.15	66.73
Total:	3,254	$703,984,746.11	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fully Amortizing	3,254	$703,984,746.11	100.00%
Total:	3,254	$703,984,746.11	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	1,289	$278,257,929.44	39.53%
0.250	1	175,500.00	0.02
0.417	2	181,346.15	0.03
0.500	21	4,444,756.78	0.63
1.000	207	48,932,337.12	6.95
2.000	2	504,307.00	0.07
3.000	1,732	371,488,569.62	52.77
Total:	3,254	$703,984,746.11	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	1,756	$402,345,429.34	57.15%
Full Documentation	968	169,554,141.23	24.08
No Ratio Documentation	530	132,085,175.54	18.76
Total:	3,254	$703,984,746.11	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
2/28 ARM (6MO LIBOR)	7	$2,538,009.86	0.36%
3/27 ARM (6MO LIBOR)	7	1,241,987.64	0.18
5/25 ARM (6MO LIBOR)	2,315	520,291,087.35	73.91
5/1 ARM (1YR LIBOR)	54	11,739,170.49	1.67
10/20 ARM (6MO LIBOR)	22	5,086,823.80	0.72
10/1 ARM (1YR LIBOR)	4	590,909.89	0.08
7/23 ARM (6MO LIBOR)	20	4,230,865.62	0.60
7/1 ARM (1YR LIBOR)	1	212,500.00	0.03
Fixed Rate	824	158,053,391.46	22.45
Total:	3,254	$703,984,746.11	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
AURORA LOAN SERVICES LLC	3,254	$703,984,746.11	100.00%
Total:	3,254	$703,984,746.11	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Index
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	824	$158,053,391.46	22.45%
1 Year LIBOR (WSJ/1 Mo Lead)	59	12,542,580.38	1.78
6 Month LIBOR (1st Business Day)	2,371	533,388,774.27	75.77
Total:	3,254	$703,984,746.11	100.00%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	825	$158,157,740.86	22.47%
2.001 to 2.500	1,479	315,976,539.74	44.88
2.501 to 3.000	789	187,850,924.24	26.68
3.001 to 3.500	146	38,070,138.77	5.41
3.501 to 4.000	1	149,405.00	0.02
4.501 to 5.000	14	3,779,997.50	0.54
Total:	3,254	$703,984,746.11	100.00%

Minimum: 1.000%
Maximum: 5.000%
Weighted Average: 2.511%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Initial Periodic Rate Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	824	$158,053,391.46	22.45%
2.000	14	3,779,997.50	0.54
5.000	60	12,778,580.38	1.82
6.000	2,356	529,372,776.77	75.20
Total:	3,254	$703,984,746.11	100.00%

Minimum: 2.000%
Maximum: 6.000%
Weighted Average: 5.949%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	824	$158,053,391.46	22.45%
1.000	2	395,518.27	0.06
2.000	2,428	545,535,836.38	77.49
Total:	3,254	$703,984,746.11	100.00%

Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.999%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	824	$158,053,391.46	22.45%
12.001 to 12.500	4	1,192,910.91	0.17
12.501 to 13.000	12	3,365,820.08	0.48
13.001 to 13.500	53	14,767,257.84	2.10
13.501 to 14.000	243	60,543,492.09	8.60
14.001 to 14.500	422	95,268,558.66	13.53
14.501 to 15.000	594	133,515,687.64	18.97
15.001 to 15.500	406	84,991,853.55	12.07
15.501 to 16.000	315	65,189,063.50	9.26
16.001 to 16.500	122	27,106,114.01	3.85
16.501 to 17.000	142	31,502,533.27	4.47
17.001 to 17.500	72	17,959,325.07	2.55
17.501 to 18.000	45	10,528,738.03	1.50
Total:	3,254	$703,984,746.11	100.00%

Minimum: 12.125%
Maximum: 18.000%
Weighted Average: 15.046%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Floor
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	824	$158,053,391.46	22.45%
2.001 to 2.500	1,349	291,226,959.26	41.37
2.501 to 3.000	57	10,634,968.52	1.51
3.001 to 3.500	33	6,585,245.04	0.94
3.501 to 4.000	16	2,970,311.63	0.42
4.001 to 4.500	6	1,713,537.14	0.24
4.501 to 5.000	10	1,337,025.00	0.19
5.001 to 5.500	1	209,000.00	0.03
5.501 to 6.000	1	44,100.00	0.01
6.001 to 6.500	1	376,949.04	0.05
7.001 to 7.500	1	77,121.28	0.01
7.501 to 8.000	38	10,063,685.80	1.43
8.001 to 8.500	78	20,008,414.09	2.84
8.501 to 9.000	170	44,482,961.65	6.32
9.001 to 9.500	144	34,972,335.69	4.97
9.501 to 10.000	187	42,746,933.07	6.07
10.001 to 10.500	91	20,186,443.07	2.87
10.501 to 11.000	132	30,060,401.27	4.27
11.001 to 11.500	71	17,750,325.07	2.52
11.501 to 12.000	44	10,484,638.03	1.49
Total:	3,254	$703,984,746.11	100.00%

Minimum: 2.250%
Maximum: 11.975%
Weighted Average: 5.432%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Collateral Characteristics (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Next Rate Adjustment Date
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	824	$158,053,391.46	22.45%
2009-02	1	275,874.26	0.04
2009-06	1	276,751.75	0.04
2009-08	5	1,985,383.85	0.28
2010-06	2	514,420.36	0.07
2010-07	1	319,000.00	0.05
2010-08	3	337,317.28	0.05
2010-09	1	71,250.00	0.01
2011-01	1	179,059.28	0.03
2011-06	1	264,999.88	0.04
2011-08	1	87,300.00	0.01
2011-09	1	229,901.03	0.03
2011-10	1	269,750.00	0.04
2011-11	2	493,900.00	0.07
2011-12	3	648,618.72	0.09
2012-01	2	373,208.44	0.05
2012-02	4	564,857.31	0.08
2012-03	8	1,879,180.71	0.27
2012-04	31	6,982,039.45	0.99
2012-05	199	44,068,210.97	6.26
2012-06	513	118,938,276.26	16.90
2012-07	654	147,118,797.41	20.90
2012-08	491	104,984,103.38	14.91
2012-09	457	104,948,055.00	14.91
2014-06	1	200,185.69	0.03
2014-07	10	2,537,947.12	0.36
2014-08	8	1,296,277.81	0.18
2014-09	2	408,955.00	0.06
2016-11	1	113,000.00	0.02
2017-06	1	396,800.00	0.06
2017-07	13	2,610,623.80	0.37
2017-08	8	2,031,159.89	0.29
2017-09	3	526,150.00	0.07
Total:	3,254	$703,984,746.11	100.00%

The depositor has filed a registration statement (SEC File No. 333-139693)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.